TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191
Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     Ryder Scott Company, L.P. hereby consents to the use of its name and information from its report regarding estimated proved reserves and future income attributable to those reserves and their present value as of December 31, 2009 in Mariner Energy, Inc.’s Current Report on Form 8-K dated December 31, 2009, as amended by a Form 8-K/A of the same date, and to the incorporation by reference thereof into Mariner Energy, Inc.’s previously filed Registration Statements (Nos. 333-132152, 333-132800 and 333-159683) on Form S-8 and Registration Statements (Nos. 333-141742 and 333-159682) on Form S-3.
     Ryder Scott Company, L.P. hereby consents to the use of its name and information from its reports regarding certain estimated proved reserves of Edge Petroleum Corporation and future income attributable to those reserves and their present value in Note 23. Supplementary Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) to the audited consolidated financial statements of Edge Petroleum Corporation included in Mariner Energy, Inc.’s Current Report on Form 8-K dated December 31, 2009, as amended by a Form 8-K/A of the same date, and to the incorporation by reference thereof into Mariner Energy, Inc.’s previously filed Registration Statements (Nos. 333-132152, 333-132800 and 333-159683) on Form S-8 and Registration Statements (Nos. 333-141742 and 333-159682) on Form S-3.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Houston, Texas
March 17, 2010

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258